Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
OF
KIMBALL ELECTRONICS, INC.
ARTICLE I
Location of Offices
1.1    Principal Office. The headquarters and principal office of the Corporation shall be located in Jasper, Indiana.
1.2    Other Offices. The Corporation may have and maintain such other offices as the Board of Directors may from time to time designate or the business of the Corporation shall require.
ARTICLE II
The Shareholders
2.1    Annual Meetings. Annual meetings of the shareholders of the Corporation shall be held each year on such date, at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation.
2.2    Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time only by the Board of Directors, the Chair of the Board, the Lead Independent Director, the Chief Executive Officer or the President. The Board of Directors, the Chair of the Board, the Chief Executive Officer or the President, as the case may be, calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Indiana. Shareholders of the Corporation shall not be authorized to call a special meeting of the shareholders.
2.3    Notices. A written notice, stating the date, time, and place of any meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered, mailed or sent by electronic transmission by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his or her address shown in the Corporation's current record of shareholders.
A shareholder or his or her proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented. Each shareholder who has, in the manner above provided, waived notice or objection to notice of a shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.
2.4    Organization.
(a)    Meetings of shareholders shall be presided over by the Chair of the Board of Directors, if any, or in the Chair of the Board's absence by the Lead Independent Director, or in the Lead Independent Director's absence by the Chief Executive Officer, or in the Chief Executive Officer's absence by a person designated by the Board of Directors, or in the absence of a person so designated by the Board of Directors, by a chairman chosen at the meeting by the shareholders. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep a record of the proceedings thereof.
(b)    The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.
2.5    Business of Shareholder Meetings. At each annual meeting, the shareholders shall elect the directors and shall conduct only such other business as shall have been properly brought before the meeting. To be properly brought before an annual meeting, all business, including nominations of candidates for and the election of Directors, must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Corporation who (i) was a shareholder of record at the time of giving the notice provided for in this Section 2.5 or in Section 2.6 of these By-Laws, as applicable, (ii) is entitled to vote at the meeting, and (iii) complied with the notice procedures set forth in this Section 2.5 or in Section 2.6 of these By-Laws, as applicable.
For business other than nominations of candidates for and the election of Directors to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the preceding paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive office of the Corporation. To be timely, a shareholder's notice shall be delivered not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the 110th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (x) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below in this Section 2.5); (y) as to the shareholder giving the notice and any Shareholder Associated Person (i) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of any Shareholder Associated Person, (ii) the class and number of shares of the Corporation which are owned beneficially or of record by such shareholder and by any Shareholder Associated Person as of the date such notice is given, (iii) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Corporation's securities, and (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business; and (z) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect.
Notwithstanding anything in these By-Laws to the contrary and not including nominations of candidates for and the election of Directors, which are governed by Section 2.6 of these By-Laws, no business shall be conducted at any annual meeting except in accordance with this Section 2.5, and the Chair of the Board or other person presiding at an annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder's proposal without such shareholder having made the representation required by clause (z) of the preceding paragraph of this Section 2.5. If a shareholder does not appear or send a qualified representative to present his or her proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
Notwithstanding the foregoing provisions of this Section 2.5, a shareholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies for an annual meeting shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5.
In no event shall the adjournment of a meeting commence a new time period for the giving of a shareholder's notice as described above.
For the purposes of this Section 2.5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. "Shareholder Associated Person" of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.
2.6    Notice of Shareholder Nominations. Nominations of persons for election as Directors may be made by the Board of Directors or by any shareholder who is a shareholder of record at the time of giving the notice of nomination provided for in this Section 2.6 and who is entitled to vote in the election of Directors. Any shareholder of record entitled to vote in the election of Directors at a meeting may nominate a person or persons for election as Directors only if timely written notice of such shareholder's intent to make such nomination is given to the Secretary of the Corporation at the principal executive office of the Corporation in accordance with the procedures for bringing nominations before an annual meeting set forth in this Section 2.6. To be timely, a shareholder's notice shall be delivered (x) with respect to an election to be held at an annual meeting of shareholders, not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the 110th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.5 of these By-Laws) is first made of the date of such meeting, and (y) with respect to an election to be held at a special meeting of shareholders, not earlier than the 110th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.
Such shareholder's notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination as they appear on the Corporation's books, the person or persons to be nominated and the name and address of any Shareholder Associated Person (as defined in Section 2.5 of these By-Laws); (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) (i) the class and number of shares of the Corporation which are owned beneficially or of record by such shareholder and by any Shareholder Associated Person as of the date such notice is given and (ii) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person as of the date such notice is given with respect to the Corporation's securities; (d) a description of all arrangements or understandings between or among the shareholder, any Shareholder Associated Person, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would have been required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder; (f) the consent of each nominee to serve as a Director if so elected; and (g) if the shareholder intends to solicit proxies in support of such shareholder's nominee(s), a representation to that effect. The Corporation may require any person or persons to be nominated to furnish such other information as it may reasonably require to determine the eligibility of such person or persons to serve as a Director of the Corporation.
The chairman of any meeting of shareholders to elect Directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder solicits proxies in support of such shareholder's nominee(s) without such shareholder having made the representation required by clause (g) of the preceding paragraph. If a shareholder does not appear or send a qualified representative to present his or her nomination at such meeting, the Corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
2.7    Voting. Except as otherwise provided by the Indiana Business Corporation Law or the Corporation's Articles of Incorporation, each share of Common Stock of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or his proxy, to one (1) vote on each matter voted on at the meeting. A majority of the votes of the Corporation's stock cast at any such meeting shall be sufficient for the adoption or rejection of any question presented (other than the election of the Board of Directors) unless otherwise provided by law or by the Corporation's Articles of Incorporation.
2.8    Quorum. Unless the Indiana Business Corporation Law provides otherwise, at all meetings of shareholders, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
2.9    Record Date. Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting. In the absence of such determination, the record date shall be the fiftieth (50th) day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.
2.10    Record Ownership. The Corporation shall be entitled to treat the holder of any share or shares of stock of the Corporation, as recorded on the stock record or transfer books of the Corporation, as the holder of record and as the holder and owner in fact thereof and, accordingly, shall not be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, firm, partnership, corporation or association, whether or not the Corporation shall have express or other notice thereof, save as is otherwise expressly required by law, and the term "shareholder" as used in these By-Laws means one who is a holder of record of shares of the Corporation.
2.11    Proxies. A shareholder may vote his or her shares either in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy (including authorizing the person to receive, or to waive, notice of any shareholders' meeting within the effective period of such proxy) by executing a writing, transmitting or authorizing the transmission of an electronic submission or in any manner permitted by law. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a shorter or longer period is expressly provided in the appointment. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment. Subject to the Indiana Business Corporation Law and to any express limitation on the proxy's authority contained in the writing or electronic submission, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

2.12    Written Consents. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by all the shareholders entitled to vote on the action, and, within 60 days of the earliest date on which a shareholder signs the written consent, delivered to the Corporation for inclusion in the minutes or filing with the corporate records reflecting the action taken. Action taken under this Section 2.12 is effective when the last shareholder signs the written consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed written consents returned to the Corporation by facsimile transmission may be relied upon as, and shall have the same effect as, originals of such written consents. A written consent signed under this Section 2.12 shall have the same effect as a unanimous vote of all shareholders and may be described as such in any document.
2.13    Participation Other than in Person. Any or all shareholders may participate in an annual or special meeting of shareholders by, or through the use of, any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by such means shall be deemed to be present in person at the meeting.
ARTICLE III
Directors
3.1    General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as may otherwise be provided by law or in the Articles of Incorporation.
3.2    Chair of the Board. The Chair of the Board shall be elected by the Board of Directors and shall be a member of the Board of Directors. The Chair of the Board shall, if present, preside at all meetings of the Board of Directors and shall have such powers and perform such duties as are assigned to the Chair of the Board by the Board of Directors.
3.3    Lead Independent Director. The Board of Directors may include a Lead Independent Director. The Lead Independent Director shall (i) preside at all meetings of the Board of Directors at which the Chair of the Board and the Vice Chair of the Board are not present, provided that the Lead Independent Director shall preside over all executive sessions of the Board, (ii) preside over the executive sessions of the Directors who have been determined by the Board of Directors to be "independent directors" (any such Director, an "Independent Director"), (iii) serve as a liaison between the Chair of the Board and the Board of Directors, and (iv) exercise and perform such other powers and duties as may be assigned to the Lead Independent Director by these Bylaws or the Board of Directors. If the Board of Directors determines to have a Lead Independent Director, the Lead Independent Director shall be an Independent Director and shall be elected by a majority of the Independent Directors annually.
3.4    Number; Election and Terms; Qualifications.
(a)     The number of Directors of the Corporation shall not be less than three (3) nor more than twelve (12), with the actual number of Directors being fixed from time to time by resolution of the Board of Directors.

(b)     The Board of Directors shall be divided into three (3) classes, designated as Class I, Class II and Class III, respectively, as nearly equal in number as possible. No decrease in the number of Directors shall shorten the term of any incumbent director.
(c)     Each Director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such Director was elected; provided that (i) each Director initially appointed to Class I shall serve for an initial term expiring at the annual meeting of shareholders in 2015, (ii) each Director initially appointed to Class II shall serve for an initial term expiring at the annual meeting of shareholders in 2016, and (iii) each Director initially appointed to Class III shall serve for an initial term expiring at the annual meeting of shareholders in 2017. The foregoing notwithstanding, each Director shall serve until his or her successor shall have been duly elected and qualified, unless such Director shall resign, become disqualified, disabled or otherwise be removed.
(d)     At each annual election beginning at the annual meeting of shareholders in 2015, the successors to the class of Directors whose term then expires shall be elected to the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in number of Directors among the classes. In the event of failure to hold an annual meeting of shareholders or to hold such election thereat, Directors may be elected at any special meeting of shareholders called for the purpose of electing Directors. At such election, the Chair of the Board or the Secretary may appoint inspectors or judges who shall report to the meeting upon the validity of all proxies received, count the votes cast and make a report thereof to the shareholders' meeting, and, in the absence of any such appointments, the Secretary of the Corporation shall report to the meeting upon the validity of all proxies received, count the votes cast and make a report thereof at the shareholders' meeting.
(e)     Directors need not be shareholders of the Corporation or residents of this or any other state in the United States.
3.5    Removal. Members of the Board of Directors may be removed only in the manner provided for in the Corporation's Articles of Incorporation.
3.6    Vacancies. Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be filled by selection of a successor by a majority vote of the remaining members (even if less than a quorum) of the Board of Directors. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director's predecessor was elected, or if the vacancy arises because of an increase in the size of the Board of Directors, at the end of the term specified at the time of election or selection.
3.7    Annual and Regular Meetings. The Board of Directors shall meet annually, without notice, immediately following the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said annual meeting, shall be held on such dates, at such times and at such places as shall be fixed by resolution adopted by the Board of Directors and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.
3.8    Special Meetings; Waivers. Special meetings of the Board of Directors may be called by the Chair of the Board, the Lead Independent Director, the Chief Executive Officer or by one quarter (1/4) of the whole authorized number of Directors, upon not less than forty-eight (48) hours' notice given to each Director of the date, time, and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
3.9    Quorum and Vote Required to Take Action. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, the Corporation's Articles of Incorporation or these By-Laws.
3.10    Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 3.10 is effective when the last Director signs the written consent, unless the written consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed written consents returned to the Corporation by facsimile or other electronic transmission may be relied upon as, and shall have the same effect as, originals of such written consents. A written consent signed under this Section 3.10 shall have the same effect as a unanimous vote of all members of the Board and may be described as such in any document.
3.11    Participation Other Than in Person. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously, hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.
3.12    Compensation. Each Director shall receive such compensation for service as a Director as may be fixed by the Board of Directors from time to time.
ARTICLE IV
Committees
4.1    Compensation and Governance Committee. The Board of Directors may appoint one (1) or more Directors to a Compensation and Governance Committee. The duties of the Compensation and Governance Committee shall include assisting the Board in discharging its responsibilities relating to (a) the establishment of the compensation philosophy and the setting of the compensation of the Corporation's officers and non-employee members of the Board of Directors, and (b) Board composition, qualification and nomination of candidates to serve on the Board, and corporate governance.
4.2    Audit Committee. The Board of Directors may appoint one (1) or more Directors to an Audit Committee. The duties of the Audit Committee shall include representing and assisting the Board in overseeing (a) the Corporation's accounting and financial reporting practices and policies and internal control over financial reporting, (b) the integrity of the Corporation's financial statements and the independent audit thereof, (c) the Corporation's compliance with legal and regulatory requirements, (d)

the performance of the Corporation's internal audit and compliance function and independent auditors, (e) the independent auditors' qualifications and independence, and (f) the Board's process for overseeing the Company's exposure to major risks.
4.3    Other Committees. The Board of Directors may create one (1) or more committees in addition to any Compensation and Governance Committee or Audit Committee, and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. The committee may exercise the authority of the Board of Directors to the extent specified in the resolution. Each committee may have one (1) or more members, and all the members of each such committee shall serve at the pleasure of the Board of Directors.
4.4    Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these By-Laws, with such changes in the context of these By-Laws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meeting of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, and special meetings of committees may also be called by resolution of the Board of Directors. The Board of Directors may adopt rules for government of any committee not inconsistent with the provisions of these By-Laws.
ARTICLE V
Officers
5.1    Positions. The officers of the Corporation shall include the Chair of the Board, Chief Executive Officer, the Chief Financial Officer, and the Secretary. The Board of Directors may also elect a Vice Chair of the Board, a President, a Treasurer, a Controller, a Chief Accounting Officer, one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof.
5.2    Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders and need not be selected from among the members of the Board of Directors. The Chief Executive Officer may be a member of the Board of Directors. Any two (2) or more offices may be held by the same person. All officers shall serve at the pleasure of the Board of Directors and, with respect to officers appointed by the Chief Executive Officer, also at the pleasure of the Chief Executive Officer, and shall hold office from the date of their election until the next succeeding annual meeting of the Board of Directors or until their successors are elected and shall qualify.
5.3    Removal; Vacancies. The Board of Directors may remove any officer at any time with or without cause. Vacancies in any offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors.
5.4    Chair of the Board. The Chair of the Board shall, if present, preside at all meetings of the Board of Directors and of the shareholders and shall have such powers and perform such duties as are customary to that office and as are assigned to the Chair of the Board by the Board of Directors.
5.5    Vice Chair of the Board. In the absence of the Chair of the Board, the Vice Chair of the Board, if elected, shall preside at all meetings of the Board of Directors and of the shareholders and shall have such powers and perform such duties as are customary to that office and as are assigned to the Vice Chair of the Board by the Chair of the Board or the Board of Directors.
5.6    Lead Independent Director. In the absence of the Chair of the Board and the Vice Chair of the Board, the Lead Independent Director, if elected, shall preside at all meetings of the Board of Directors and of the shareholders and shall have such powers and perform such duties as are customary to that office and as are assigned to the Lead Independent Director by the Board of Directors.
5.7    Chief Executive Officer. The Chief Executive Officer shall be the chief executive and principal policymaking officer of the Corporation. Subject to the authority of the Board of Directors, the Chief Executive Officer shall formulate the major policies to be pursued in the administration of the Corporation's affairs. The Chief Executive Officer shall study and make reports and recommendations to the Board of Directors with respect to major activities of the Corporation and shall see that the established policies are placed into effect and carried out. In the absence of the Chair of the Board, the Vice Chair of the Board and the Lead Independent Director, if elected, the Chief Executive Officer shall preside at meetings of the shareholders and, if a Director, at meetings of the Board of Directors.
5.8    President. Subject to the provisions of Section 5.4, the President shall exercise the powers and perform the duties which ordinarily appertain to such office and shall manage and operate the business and affairs of the Corporation in conformity with the policies established by the Board of Directors and the Chief Executive Officer, or as may be provided for in these By-Laws. In connection with the performance of the President's duties, the President shall keep the Chair of the Board and the Chief Executive Officer fully informed as to all phases of the Corporation's activities. In the absence of the Chair of the Board, the Vice Chair of the Board, the Lead Independent Director and the Chief Executive Officer, the President shall preside at meetings of the shareholders and, if a Director, at meetings of the Board of Directors.
5.9    Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation and shall perform all of the duties customary to that office. The Chief Financial Officer shall be responsible for all of the Corporation's financial affairs, subject to the supervision and direction of the Chief Executive Officer, and shall have and perform such further powers and duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer may, from time to time, delegate to the Chief Financial Officer.
5.10    Secretary. Subject to the authority of the Board of Directors, the Chief Executive Officer and the President, the Secretary shall have the custody of the corporate seal and records of the Corporation and charge of all the records of the Corporation. The Secretary shall act as secretary at meetings of the shareholders (subject to Section 2.4 of these By-Laws) and at meetings of the Board of Directors and enter the minutes of such meetings in a book provided for that purpose and shall attend to publishing, giving and serving all official notices of the Corporation. The Secretary shall perform all of the other duties customary to that office and such other duties as may be assigned to the Secretary.
5.11    Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretaries shall act with all the powers of the Secretary. They shall perform such other duties as may be assigned to them.
5.12    Executive Vice Presidents. Each Executive Vice President, if any, shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer or the President may, from time to time, delegate to such Executive Vice President.

5.13    Vice Presidents. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer, the President or other superior officers within the Corporation may, from time to time, delegate to such Vice President.
5.14    Treasurer. The Treasurer, if any, shall be responsible for the treasury functions of the Corporation, subject to the supervision of the Chief Financial Officer.
5.15    Assistant Treasurers. In the absence or disability of the Treasurer, the Assistant Treasurers shall act with all the powers of the Treasurer. They shall perform such other duties as may be assigned to them.
5.16    Controller. The Controller, if any, shall perform all of the duties customary to that office, subject to the supervision and direction of the Chief Financial Officer or other superior officers within the Corporation.
5.17    Chief Accounting Officer. Subject to the authority of the Board of Directors, the Chief Executive Officer, the President and the Chief Financial Officer, the Chief Accounting Officer shall have general supervision of the accounting of the Corporation. The Chief Accounting Officer shall perform such other duties as may be assigned to the Chief Accounting Officer.
ARTICLE VI
Contracts, Checks and Loans
6.1    Negotiable Instruments. The Chief Executive Officer, the President or the Chief Financial Officer may authorize the use of facsimile signatures for certain types of accounts maintained by the corporation or with respect to checks or drafts which are less than a designated amount. The Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer also may authorize employees of particular business units of the corporation to sign or authorize checks, drafts, other negotiable instruments and electronic funds transfers up to a designated dollar amount if the Corporation's Audit and Management Group (or any successor to such Group) certifies that such business unit meets such standards regarding internal control as may be specified by the Chief Executive Officer, the President or the Chief Financial Officer. Except as so authorized, all checks, drafts, other negotiable instruments and electronic funds transfers shall be made in the name of the Corporation and signed or authorized by one officer or employee of the Corporation and countersigned or counterauthorized by a different officer or employee of the Corporation. The Chief Executive Officer, the President and the Chief Financial Officer each are authorized and empowered to designate in writing both officer and non‑officer employees of the Corporation who shall be empowered to sign or countersign checks, drafts, and negotiable instruments for and on behalf of the Corporation, and any such written designation shall have the same force and binding legal effect on the Corporation as a resolution of the Board of Directors so empowering such officer or non‑officer employees. Any such written designation may be revoked at any time by the Chief Executive Officer, the President or the Chief Financial Officer, and, in their absence or unavailability, any member of the Board of Directors may revoke such written designation.
6.2    Contracts and Documents. The Chair of the Board, the Vice Chair of the Board, the Chief Executive Officer or the President may, in the Corporation's name, sign all deeds, leases, contracts or similar documents that may be authorized by the Board of Directors unless otherwise directed by the Board of Directors or otherwise provided herein or in the Articles of Incorporation or as otherwise required by law. The Chair of the Board, the Chief Executive Officer or the President is authorized and empowered to designate in writing both officer and non-officer employees of the Corporation who shall be empowered to sign contracts or other documents for and on behalf of the Corporation, and any such written designation shall have the same force and binding legal effect on the Corporation as a resolution of the Board of Directors so empowering such officer or non-officer employees. Any such written designation may be revoked at any time by the Chair of the Board, the Chief Executive Officer or the President, and, in their absence or unavailability, any member of the Board of Directors may revoke such written designation.
ARTICLE VII
Stock
7.1    Stock Certificates. All shares of any or all of the Corporation's classes or series of stock shall be issued, recorded and transferred exclusively in uncertificated book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Indiana Business Corporation Law or a statement that the Corporation will furnish without charge to each shareholder who so requires the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitation or restrictions of such preferences and/or rights.
7.2    Transfers. Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof and upon receipt of proper transfer instructions from the registered owner of such shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.
7.3    Stock Records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the names and addresses of all shareholders and the number and class of shares held by each, which shall be updated periodically as determined by the Secretary, but not less frequently than quarterly, and which shall be updated as of each record date established with respect to a meeting of shareholders or other shareholder action. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.
7.4    Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VIII
Seal
The Corporation shall have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and State of Incorporation, with the words "Corporate

Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper.
ARTICLE IX
Miscellaneous
9.1    Indiana Business Corporation Law. The provisions of the Indiana Business Corporation Law, as amended, applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.
9.2    Fiscal Year. The fiscal year of the Corporation shall begin with the first day of July and terminate on the thirtieth day of June of each year.
9.3    Election to be Governed by Indiana Code § 23-1-42. The Corporation shall be governed by the provisions of Chapter 42 of the Indiana Business Corporation Law, as amended. In addition, any or all control shares acquired in a control share acquisition shall be subject to redemption by the Corporation if either:
(a)     no acquiring person statement has been filed with the corporation with respect to such control share acquisition in accordance with Ind. Code § 23‑1‑42‑6, or
(b)     the control shares are not accorded full voting rights by the corporation's shareholders as provided in Ind. Code § 23‑1‑42‑9.
A redemption pursuant to Section 9.3(a) above may be made at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 9.3(b) above may be made at any time during the period ending two (2) years after the shareholder vote with respect to the granting of voting rights to such control shares. Any redemption pursuant to this Section 9.3 shall be made at the fair value of the control shares and pursuant to such procedures for such redemption as may be set forth in these By-laws or adopted by resolution of the Board of Directors.
As used in this Section 9.3, the terms "control shares," "control share acquisition," "acquiring person statement" and "acquiring person" shall have the meanings ascribed to such terms in Ind. Code § 23‑1‑42.
9.4    Election to be Governed by Indiana Code § 23-1-43. Effective upon the registration of any class of the Corporation's shares under Section 12 of the Exchange Act, the Corporation shall be governed by the provisions of Ind. Code § 23-1-43 regarding business combinations.
9.5    Amendments. These By-Laws may be rescinded, changed, or amended, and provisions hereof may be waived, only at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Corporation's Articles of Incorporation or by the Indiana Business Corporation Law.
9.6    Definition of Articles of Incorporation. The term "Articles of Incorporation" as used in these By-Laws means the articles of incorporation of the Corporation as from time to time are in effect.
9.7    Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Indiana state and U.S. federal courts located in the State of Indiana shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's shareholders, (iii) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation arising pursuant to any provision of the Indiana Business Corporation Law or the Corporation's Articles of Incorporation or By-Laws, or (iv) any action against the Corporation or any director, officer or other employee of the Corporation asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this bylaw.
*    *    *
These Amended and Restated By-Laws were adopted by the Board of Directors on October 21, 2015.